UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2018

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

757 East South Temple, Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

(801) 204-9623

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Interim CEO and CFO

On September 5, 2018, the board of directors (the “Board”) of ProLung, Inc. (the “Company”) met to discuss the need to recalibrate the Company’s management team to better position the Company to achieve success in connection with its pending clinical validation study and application for FDA marketing authorization in connection with the “ProLung Test,” while also lowering expenses.

As part of that recalibration, on September 5, 2018, in order to facilitate the appointment of a new Interim Chief Executive Officer, Michael Garff resigned as Interim Chief Executive Officer of the Company. On the same day, Mark V. Anderson resigned as the Chief Financial Officer of the Company. Neither resignation was the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

Following their resignations, Mr. Garff will continue in his position as Chief Operating Officer of the Company, while Mr. Anderson has accepted a position as an audit partner at Haynie and Company. Mr. Garff and Mr. Anderson will each continue to serve on the Board in their positions as director.

Appointment of New Interim CEO; Performance of Accounting Functions

Concurrent with Mr. Garff’s resignation, the Board appointed Jared Bauer as the new Interim Chief Executive Officer of the Company. In connection with his appointment as Interim Chief Executive Officer, Mr. Bauer will receive annual compensation $60,000.

Mr. Bauer, age 37, currently serves on the Board as a director (as noted in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2018) and has been the Chief Executive Officer of ApolloDx, LLC, an in vitro mobile point-of-care diagnostic company, since April 2014. In addition, since June 2017, Mr. Bauer has been the Chief Executive Officer of CibusDx Inc., a company delivering technology that improves food safety testing. Mr. Bauer co-founded and led the Idaho Business Council, a non-partisan collaboration between the State’s business community and all of its research universities to promote Idaho-based research and economic development. In 2012, Mr. Bauer founded Exuro Medical, a developer and supplier of first aid burn care products, where he worked as Chief Executive Officer until December 2016. Mr. Bauer led the Exuro team to expand BurnFree distribution to 58 countries, managing regulatory processes, re-working quality systems, and making BurnFree the second largest burn treatment product line in the world. Mr. Bauer led Exuro Medical through a successful exit transaction in 2016. Mr. Bauer currently serves as a trustee at The Oliver Fund, a non-profit he co-founded, and has recently served as an adjunct professor of entrepreneurship at LDS Business College. Mr. Bauer earned a Master of Business Administration degree from Boise State and a Bachelor of Science degree in economics from the University of Utah.

In connection with the recalibration discussed above, on September 5, 2018, the Board voted to allow Mr. Anderson, in his position as an audit partner at Haynie and Company, to perform certain accounting functions for the Company in lieu of hiring a replacement financial officer. While no agreement for this consulting arrangement has yet been formalized, the fee for these services is expected to be $10,000 per fiscal quarter.

Important Additional Information

The Company, its directors and certain of its officers are participants in the solicitation of consent revocations from the Company’s stockholders in connection with the consent solicitation conducted by Mr. Steven C. Eror and certain other persons acting in concert therewith (the “Consent Solicitation”). On August 27, 2017, the Company filed a definitive consent revocation statement and GOLD consent revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of consent revocations from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH CONSENT REVOCATION STATEMENT, ACCOMPANYING GOLD CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Our definitive consent revocation statement contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. In the event that the holdings of the Company’s securities change from the amounts provided in our definitive consent revocation statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.prolunginc.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain any consent revocation statement, any amendments or supplements to our consent revocation statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.prolunginc.com in the section “Investor Relations.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prolung, Inc.

Dated: September 11, 2018	By	/s/ Jared Bauer
Jared Bauer, Chief Executive Officer